SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 2, 2007

Zane Acquisition I, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-52270	02-0782559
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

2121 Avenue of the Stars
Suite 2550
Los Angeles, California 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 2, 2007, Zane Acquisition I, Inc (the “Company” or “Registrant”) redeemed 2,850,000 shares of its common stock, par value $.0001 per share (the “Common Stock”) from its stockholders Steven Bettinger, Ivan Spinner and Jared Shaw, each a former director of the Company, for an aggregate purchase price of $37,500, pursuant to that certain Redemption Agreement (the “Redemption Agreement”). The description of the Redemption Agreement is a summary and is qualified in its entirety by the provisions of the Redemption Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities

As disclosed in Item 5.01 below.

Item 5.01.    Changes in Control of Registrant.

On April 2, 2007, Trinad Capital Master Fund, Ltd., an exempted Cayman Island Corporation, with an address at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (the “Purchaser”) entered into a Common Stock Purchase Agreement (the “Agreement”) with Zane Acquisition I, Inc., Steven Bettinger, Jared Shaw and Ivan Spinner (collectively the “Initial Stockholders”), a copy of which is attached hereto as Exhibit 10.3. The managing members of the Purchaser are Robert Ellin and Jay Wolf. Pursuant to the terms of the Agreement, the Initial Stockholders agreed to sell 2,850,000 shares (the “Shares”) of the Company’s common stock, $.0001 par value, (“Common Stock”) representing 95% of the issued and outstanding Common Stock as of April 2, 2007 (the “Closing”) to the Purchaser. In consideration of the purchase of shares, the Purchaser paid at Closing the total sum of thirty-thousand ($37,500) dollars according to the terms of the Agreement. The source of such capital was the Purchaser’s working capital. The sale of the shares to the Purchaser, an accredited investor, was made pursuant to the exemptions from registration afforded by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

At the time of the Change in Control, the Purchaser was the beneficial owner of 2,850,000 shares of the Common Stock of the Registrant. This amount represents approximately 95% of the total voting stock of the Registrant currently outstanding.

In accordance with the Agreement, Steven Bettinger and Ivan Spinner resigned as directors on the Company’s Board (the “Board”) at Closing, and Robert Ellin, Jay Wolf and Barry I. Regenstein became directors effective as of the Closing under the Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the Closing (a) each of Steven Bettinger and Ivan Spinner resigned as Directors of the Company, (b) Steven Bettinger resigned as President, (c) Ivan Spinner resigned as Secretary, (d) Jared Shaw resigned as Treasurer, (e) each of Robert Ellin, Jay Wolf and Barry Regenstein was appointed a Director of the Company, and will hold the seats until the next annual shareholder meeting can be held and until his successor is duly elected and qualified, (f) Robert Ellin was appointed Chief Executive Officer of the Company (g) Jay Wolf was appointed Chief Operating Officer and Secretary of the Company, and (h) Charles Bentz was appointed Chief Financial Officer of the Company. Each of Messrs. Bettinger and Spinner resignation letters are attached hereto as Exhibit 17.1 and 17.2.

Background of Directors and Officers:

Robert S. Ellin, 41, is a Managing Member of Trinad, which is a hedge fund dedicated to investing in micro-cap public companies, and has served as MPLC’s Chief Executive Officer and President and as a Director since October 24, 2006. Mr. Ellin currently sits on the board of Command Security Corporation (CMMD), ProLink Holdings Corporation (PLKH), U.S. Wireless Data, Inc. (USWI) and Mediavest, Inc (MVSI). Prior to joining Trinad Capital LP, Mr. Ellin was the founder and President of Atlantis Equities, Inc., a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public company as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including Board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received a Bachelor of Arts from Pace University.

Jay A. Wolf, 34, is a Managing Director of Trinad Capital LP and has served as MPLC’s Chief Financial Officer, Chief Operating Officer, and Secretary since October 24, 2006. Mr. Wolf currently sits on the board of Shells Seafood Restaurants (SHLL), ProLink Holdings Corporation (PLKH), StarVox Communications, Inc., Optio Software, Inc. (OPTO), U.S. Wireless Data, Inc. (USWI) and Mediavest, Inc. (MVSI). Mr. Wolf has ten years of investment and operations experience in a broad range of industries. Mr. Wolf's investment experience includes senior and subordinated debt, private equity, mergers & acquisitions and public equity investments. Prior to joining Trinad Capital LP, Mr. Wolf served as the Vice President of Corporate Development for a marketing communications firm where he was responsible for the company's acquisition program. Prior to that he worked at CCFL Ltd. a Toronto based merchant bank in the Senior Debt Department and subsequently for Trillium Growth Capital the firm's venture capital Fund. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

Charles Bentz, 43, has 20 years of accounting and administrative experience in the asset management industry and is a Certified Public Accountant.  Prior to joining to joining Trinad, Mr. Bentz was a Vice President and the Controller of Fletcher Asset Management; Vice President, Controller and Head of Fund Administration & Compliance of the Reserve Funds; Vice President and  of Fund Administration & Compliance of BlackRock Inc.; Vice president and Controller of HHF Acquisition Corp. and Associate Vice President of Prudential Mutual Fund Management.  Mr. Bentz began his career at Deloitte & Touche, and holds a BS in Accounting from Villanova University.

Barry I. Regenstein, 50, is the President and Chief Financial Officer of Command Security Corporation. Trinad is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad. Mr. Regenstein has over 28 years of experience with 23 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits of the boards of GTJ Co., Inc., ProLink Corporation (PLKH), U.S. Wireless Data, Inc. (USWI) and Mediavest, Inc. (MVSI).  Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Description

10.1 Redemption Agreement dated April 2, 2007.
10.3 Common Stock Purchase Agreement dated April 2, 2007 between Registrant, the Initial Stockholders and Trinad.
17.1 Resignation Letter from Steven Bettinger
17.2 Resignation Letter from Ivan Spinner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zane Acquisition I, Inc
(Registrant)

Dated: April 2, 2007

/s/ Jay Wolf

Jay Wolf

Chief Operating Officer